Exhibit 99.1

Brian Smith

ESI

503-672-5760

ESI ANNOUNCES THIRD QUARTER FISCAL 2009 RESULTS

PORTLAND, ORE.—Jan. 29, 2009— Electro Scientific Industries, Inc. (NASDAQ:ESIO), a leading provider of world-class photonic and laser microengineering systems, today announced results for its fiscal 2009 third quarter, representing the three-month period ended December 27, 2008. Financial measures are provided on both a GAAP and non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Third quarter revenues were $25.6 million, representing a 48% decrease from the second quarter. Net loss on a GAAP basis was $29.3 million or $1.08 per share, compared to a net loss of $4.1 million or $0.15 per share in the prior quarter. The GAAP net loss included non-cash charges of $17.4 million for goodwill impairment related to the reduction in the company’s stock price, $2.0 million for additional write-down in the value of auction rate securities (ARS), and $4.5 million for a valuation allowance against deferred tax assets related to the ARS write-downs. Excluding the impact of these charges, purchase accounting, equity compensation and restructuring costs, non-GAAP net loss was $5.8 million or $0.21 per share, down from net income of $1.3 million or $0.05 per diluted share in the second quarter of fiscal 2009.

“The global recession has severely impacted the activity in most of our markets,” noted Nick Konidaris, ESI president and CEO. “The combination of falling consumer demand for electronics, weak memory prices, and the impact of the global credit crisis on both consumers and our customers weighed on the demand for our products.”

Third quarter orders for new business were $21.2 million, down from $37.6 million the second quarter, reflecting the global economic slowdown. Also, approximately $5 million of previously-booked orders were removed from backlog due to customer deferrals and cancellations.

Non-GAAP operating expenses declined by nearly $2 million sequentially, partially offsetting the reduced revenues and gross profit. Looking forward, the company plans to reduce headcount by a further 12% in the current quarter and has implemented several temporary cost reduction measures, including suspension of its 401(k) match, executive pay reductions, company-wide furloughs and plant shutdowns. Konidaris added, “Although these actions are difficult, we are committed to managing our cost structure consistent with market conditions.”

Balance Sheet and Cash Flow

Cash and investments were $166 million, including net $7.1 million of auction rate securities. Cash provided by operations was $8.9 million for the third quarter, driven by improvements in working capital. Continued Konidaris, “We were pleased with our ability to generate cash during the quarter and believe that our strong balance sheet will enable us to weather this cycle while making critical investments to drive growth when market conditions improve.”

Proposed Merger with Zygo Corporation

On October 16, 2008, the company announced that it had signed a merger agreement to acquire Zygo Corporation in an all-stock transaction. The merger agreement had been approved unanimously by both companies’ board of directors. On January 14, 2009, ESI received from Zygo a proposal to increase the merger consideration by $4.00 cash per share of Zygo stock and to increase from 3 to 4 the number of ESI board seats held by Zygo designees after closing. After concluding that the consideration to be paid to Zygo shareholders under the merger agreement continues to reflect the relative values of ESI and Zygo, ESI conveyed to Zygo its rejection of the proposal on January 20. The Zygo board subsequently notified ESI that it was withdrawing its recommendation in favor of the proposed merger.

“We are disappointed by the decision of Zygo’s board, and we do not agree with their conclusion,” stated Konidaris. “In our view, the strategic rationale for this merger remains intact, and the structure of the transaction reflects the long-term relative value of the two companies. We are considering our alternatives under the merger agreement, which include terminating the agreement and demanding the breakup fee of $6.6 million as provided in the contract. Regardless of the outcome, we intend to pursue our growth strategy of expanding into adjacent markets and applications.”

Q4 2009 Outlook

Looking forward, visibility is extremely limited. However, we expect the current economic environment will continue to constrain our customers’ demand for our products. As a result, we are targeting shipments and revenues for the fourth quarter between $20 to $25 million and non-GAAP loss per share of between $0.20 and $0.30 excluding the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items.

Konidaris concluded, “Although we are experiencing an extraordinary market environment, we believe that, long-term, consumers’ need for smaller and more sophisticated electronic devices will again drive growth in our markets. In the meantime, we have taken actions to reduce costs, and preserve cash, while making critical investments in new products and technology. We will continue to focus our efforts on expanding our addressable market in laser microengineering and creating a lean operating model, which will position us for leveraged earnings growth when market conditions improve.”

The company will hold a conference call today at 5:00 p.m. Eastern Time. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.

The conference call can be accessed by calling 866-800-8648 (domestic participants) or 617-614-2702 (international participants). The conference ID number is 56126925. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through February 7, 2009 at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 96005173. The audio replay will also be available on the ESI Web site.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring costs, and non-recurring items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About ESI

ESI is a pioneer and leading supplier of world-class production laser systems that help its microelectronics customers achieve compelling yield and productivity gains. The company’s industry-leading, application-specific products enhance electronic-device performance in three key sectors—semiconductors, components and electronic interconnect—by enabling precision fine-tuning of device micro-features in high-volume manufacturing environments. Founded in 1944, ESI is headquartered in Portland, Ore. More information is available at www.esi.com.

Forward-Looking Statements

This press release includes forward-looking statements about the markets we serve, shipments and revenue, profitability, growth, and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry - which is dependent on many factors including component prices, global economic strength and political stability, and overall demand for electronic devices (such as capacitors, semiconductor memory devices and advanced electronic packages) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the semiconductor industry which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the ability of the company to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the ability of the company to achieve anticipated cost reductions and savings; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; changes in tax laws or the interpretation of such tax laws; and future liquidity and valuation of auction rate securities.

Additional Information about the Merger and Where to Find It

ESI and Zygo filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4, which includes a joint proxy statement/prospectus with respect to the acquisition and other relevant materials (the “proxy statement/prospectus”). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS AND INVESTORS OF ESI AND ZYGO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ESI, ZYGO AND THE ACQUISITION. Investors and security holders may obtain copies of the proxy statement prospectus, including the annexes attached to, and the reports incorporated by reference in, the proxy statement/prospectus, and any other related reports and documents filed or to be filed by ESI or Zygo with the SEC relating to the acquisition, free of charge, at the SEC’s web site at www.sec.gov. Investors and security holders also may obtain these documents free of charge from ESI at the Investor Relations link on ESI’s web site at www.esi.com or by contacting ESI’s Investor Relations at (503) 641-4141. Documents will also be available at the Investor’s link on Zygo’s web site at www.zygo.com, or by contacting Zygo’s Investor Relations at (860) 347-8506.

ESI and Zygo and their respective directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with this transaction. Information about the directors and executive officers of ESI and Zygo and information about other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about ESI’s executive officers and directors in ESI’s proxy statement (DEF14A) filed with the SEC on June 27, 2008. You can find information about Zygo’s officers and directors in Zygo’s annual report (Form 10-K) filed with the SEC on September 15, 2008 and the amendment to Zygo’s annual report (Form 10-K/A) filed with the SEC on October 27, 2008. You can obtain free copies of these documents from the SEC or from ESI and Zygo using the contact information above. In addition, directors and executive officers of Zygo may have direct or indirect interests in the acquisition due to securities holdings, vesting of options, or rights to severance payments if their employment is terminated following the acquisition. Additional information regarding ESI, Zygo, and the interests of their respective executive officers and directors in the merger is contained in the proxy statement/prospectus.

ESI Announces Third Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2009 Results

(In thousands, except per share data)

(Unaudited)

	Fiscal Quarter Ended
Operating Results:	Dec. 27, 2008	Dec. 29, 2007
Net sales	$25,618	$77,286
Cost of sales	18,200	41,602

Gross profit	7,418	35,684
Operating expenses:
Selling, service and administrative	12,224	15,978
Research, development and engineering	7,889	11,508
Goodwill impairment	17,396	—

Total operating expenses	37,509	27,486

Operating (loss) income	(30,091)	8,198
Non-operating (expense) income:
Other-than-temporary impairment of auction rate investments	(2,022)	—
Interest and other income, net	1,021	1,856

Total non-operating (expense) income	(1,001)	1,856

(Loss) income before income taxes	(31,092)	10,054
(Benefit from) provision for income taxes	(1,834)	3,392

Net (loss) income	$(29,258)	$6,662

Net (loss) income per share - basic	$(1.08)	$0.24

Net (loss) income per share - diluted	$(1.08)	$0.24

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Third Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2009 Results

(Amounts in thousands)

(Unaudited)

Financial Position As Of:	Dec. 27, 2008	March 29, 2008
Assets
Current assets:
Cash and cash equivalents	$138,791	$141,059
Investments	19,846	2,011

Total cash and investments	158,637	143,070
Trade receivables, net	23,838	60,272
Inventories	90,143	101,501
Shipped systems pending acceptance	1,976	2,583
Deferred income taxes, net	20,050	14,906
Other current assets	15,593	7,822

Total current assets	310,237	330,154
Non-current investments	7,103	17,835
Property, plant and equipment, net	44,249	47,962
Non-current deferred income taxes, net	4,744	1,026
Goodwill	—	12,267
Acquired intangible assets, net	8,439	10,261
Other assets	27,207	36,107

Total assets	$401,979	$455,612

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$5,854	$17,604
Accrued liabilities	17,919	25,300
Deferred revenue	11,878	12,583

Total current liabilities	35,651	55,487
Non-current income taxes payable	8,986	7,885
Shareholders’ equity:
Preferred and common stock	132,348	131,417
Retained earnings	226,010	262,135
Accumulated other comprehensive loss	(1,016)	(1,312)

Total shareholders’ equity	357,342	392,240

Total liabilities and shareholders’ equity	$401,979	$455,612

End of period shares outstanding	27,087	27,112

Total cash and investments	$165,740	$160,905

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Third Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

Analysis of Third Quarter Fiscal 2009 Results

(Dollars and shares in thousands)

(Unaudited)

	Fiscal Quarter Ended
	Dec. 27, 2008	Dec. 29, 2007
Sales detail:
Semiconductor Group	$5,534	$39,691
Passive Components Group	4,557	18,767
Interconnect Micro-Machining Group	15,527	18,828

Total	$25,618	$77,286

Gross margin %	29%	46%
Selling, service and administration expense %	48%	21%
Research, development and engineering expense %	31%	15%
Operating (loss) income %	(117%)	11%
Effective tax rate %	6%	34%
Average shares outstanding - basic	27,040	27,817
Average shares outstanding - diluted	27,040	28,238
End of period employees	666	804

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Third Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2009 Results

(In thousands, except per share data)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:	Fiscal Quarter Ended
	Dec. 27, 2008	Dec. 29, 2007
Gross profit per GAAP	$7,418	$35,684
Less:
Purchase accounting included in cost of sales	289	515
Equity compensation included in cost of sales	170	169

Total non-GAAP adjustments to gross profit	459	684

Non-GAAP gross profit	$7,877	$36,368

Non-GAAP gross margin	30.7%	47.1%

Operating expense per GAAP	$37,509	$27,486
Less:
Purchase accounting included in:
Selling, service and administration	221	542
Research, development and engineering	—	(24)

Subtotal - purchase accounting included in operating expense	221	518

Equity compensation included in:
Selling, service and administration	618	685
Research, development and engineering	18	284

Subtotal - equity compensation included in operating expense	636	969

Restructuring charges included in:
Selling, service and administration	162	—
Research, development and engineering	(50)	—

Subtotal - restructuring charges included in operating expense	112	—

Other:
Goodwill impairment included in operating expense	17,396	—

Total non-GAAP adjustments to operating expense	18,365	1,487

Non-GAAP operating expense	$19,144	$25,999

Operating (loss) income per GAAP	$(30,091)	$8,198
Non-GAAP adjustments to gross profit	459	684
Non-GAAP adjustments to operating expense	18,365	1,487

Non-GAAP operating (loss) income	$(11,267)	$10,369

Non-operating (expense) income, net per GAAP	$(1,001)	$1,856
Non-GAAP adjustment for other than temporary impairment of auction rate investments	2,022	—

Non-GAAP non-operating (expense) income	$1,021	$1,856

Net (loss) income per GAAP	$(29,258)	$6,662
Non-GAAP adjustments to gross profit	459	684
Non-GAAP adjustments to operating expense	18,365	1,487
Non-GAAP adjustments to non-operating expense	2,022	—
Income tax effect of goodwill impairment	6,263
Income tax effect of auction rate investments impairment	4,499
Income tax effect of other non-GAAP adjustments	(8,126)	(789)

Non-GAAP net (loss) income	$(5,776)	$8,044

Basic Non-GAAP net (loss) income per share	$(0.21)	$0.29

Diluted Non-GAAP net (loss) income per share	$(0.21)	$0.28

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141

ESI Announces Third Quarter Fiscal 2009 Results

Electro Scientific Industries, Inc.

Third Quarter Fiscal 2009 Results

(Amounts in thousands)

(Unaudited)

Consolidated Condensed Statements of Cash Flows:	Fiscal Quarter Ended
	Dec. 27, 2008	Dec. 29, 2007
Net (loss) income	$(29,258)	$6,662
Non-cash adjustments and changes in operating activities	38,117	(748)

NET CASH PROVIDED BY OPERATING ACTIVITIES	8,859	5,914
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(16,730)	45,624
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	496	(1,310)
Effect of exchange rate changes on cash	(877)	(26)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(8,252)	50,202
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	147,043	102,795

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$138,791	$152,997

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141